Novitron International, Inc.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      September 15, l997, 10:00 a.m.


You are hereby notified that the Annual Meeting of stockholders of Novitron International, Inc. (the "Company") will be held on September 15, l997 at 10:00 a.m. at the offices of Peabody & Arnold, 50 Rowes Wharf, Seventh Floor, Boston, Massachusetts, to consider and act upon the following matters:


          l.    To elect three (3) directors for the ensuing year.


          2. To ratify the action of the Directors in appointing Arthur Andersen LLP as the Company's auditors for the 1997 fiscal year.


          3. To act upon such other business as may properly come before the meeting or any adjournment thereof.


Even if you plan to attend the meeting personally, please be sure to sign and return the enclosed proxy in the envelope provided to:

                 American Stock Transfer & Trust Company
                              40 Wall Street
                           New York, N.Y. 10005

Only stockholders of record on the books of the Company at the close of business on July 18, 1997 will be entitled to receive notice of, and vote at, the Annual Meeting or any adjournment thereof.




                                        By  order of the Board of Directors,


                                                  Anil Khosla, Secretary


August 11, 1997



IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please vote, date and sign your proxy and return it promptly in the envelope provided even if you plan to attend the meeting personally. If you do attend the annual meeting and desire to withdraw your proxy and vote in person, you may do so. Your cooperation is greatly appreciated.

                       Novitron International, Inc.
                      One Gateway Center, Suite 411
                            Newton, MA 02158


                             PROXY STATEMENT

                    SOLICITATION AND VOTING OF PROXIES

This proxy statement and the accompanying proxy form are being mailed by Novitron International, Inc. (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.01 par value ("Common Stock"), on or about August 11, 1997. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on September 15, 1997 and any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation.

When a proxy is returned, prior to or at the meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in the discretion of the proxies as to other matters that may properly come before the meeting. Sending in a proxy will not affect a stockholder's right to attend the meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Secretary of the Company at any time prior to its use, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Annual Meeting. A stockholder's attendance at the meeting will not by itself revoke a proxy.

                    VOTING SECURITIES AND RECORD DATE

The Company has one class of Common Stock, $.01 par value, outstanding. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed July 18, 1997 as the record date for the meeting. Only holders of record of the Company's Common Stock on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 1,323,480 shares of Common Stock issued and outstanding.

The Company's By-laws provide that a quorum shall consist of the representation in person or by proxy at the Annual Meeting of stockholders entitled to vote a majority in interest of the votes that are entitled to be cast at the meeting. Abstentions and broker non-votes will be counted for purpose of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under applicable rules. The effect of broker non-votes to be brought before the Annual Meeting of Stockholders is discussed below.

With respect to the two matters to come before the stockholders at the Annual Meeting (i) directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote, and (ii) the appointment of the auditors shall be determined by a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee and broker non-votes will not be counted towards achievement by such nominee of a plurality. With respect to ratification of the appointment of the auditors, if the stockholder abstains from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. Broker non-votes will not be considered present at the meeting for such matter and they are therefore not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 31, 1997, is being mailed to stockholders of record of the Company concurrently with this proxy statement. The Annual Report is not, however, a part of the proxy soliciting materials.


                  PROPOSAL NO. 1 - ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect three (3) directors to serve until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the three (3) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board and have consented to be named and to serve if elected. There are no family relationships between any nominees, directors or executive officers of the Company.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

The Board recommends a vote FOR the election of each of the nominees listed below.

The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees.

Israel  M. Stein, M.D. (age 54) has been a Director of the Company  since
1972.   Dr.  Stein also has served as Chairman of the Board and President of the Company since 1972.

Gordon  B. Baty, Ph.D. (age 58) has been a Director of the Company  since
1972.   Dr.  Baty  has   been a General Partner  of  Zero  Stage  Capital
Corporation since 1985.

Arthur B. Malman (age 55) has been a Director of the Company since 1975. Mr. Malman has been a Partner of the law firm of Feltman, Karesh, Major, & Farbman since 1996.


                            BOARD OF DIRECTORS

Meetings of the Board of Directors and Committees

The Board of Directors met four (4) times during the fiscal year ended March 31, l997. The Board of Directors has standing Audit and Compensation Committees. The Board has no nominating committee. All of the directors attended all of the meetings of the Board and Board committees on which they served during the fiscal year ended March 31, 1997.

The Compensation Committee currently consists of Dr. Baty and Mr. Malman and has responsibility to evaluate compensation plans for employees, management and directors, and to make recommendations on compensation to the Board. The Compensation Committee met once during the fiscal year ended March 31, 1997. The Audit Committee, which consists of Dr. Baty, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee met once during the fiscal year ended March 31, l997.

Compensation of Directors

Each Director is paid a fee of $1,250 per meeting of the Board of Directors attended and each member of the Audit and Compensation Committees is paid $750 per meeting attended. The Company reimburses Directors for all out-of-pocket expenses incurred in attending each Board and Committee meeting.



                  PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the amount of Common Stock owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission (the "SEC"), directly or indirectly, by (1) any person (including any "group" as that term defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company, (2) each Director or nominee, (3) the "named executive officers" of the Company (as defined in Item 402 of SEC Regulation S-K), and (4) by all Directors and executive officers of the Company and its subsidiaries, as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within sixty days after July 18, 1997. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each individual named has sole voting and investment power with respect to the shares listed as being beneficially owned by such individual.



                                     Shares of Common
                                     Stock and Nature
                                      of Beneficial     Percent of
 Name of Beneficial Owner               Ownership      Common  Stock
Israel M. Stein                         397,928(1)         30.1%
17 Edge Hill Road
 Chestnut Hill, MA 02167

Ira Albert                              223,933(2)         16.9%
1304 SW 106th Avenue   Suite 209
Ft. Lauderdale, FL    33326

Gordon B. Baty                          10,834 (3)           *

Emile Hugen                             3,000 (4)            *

Arthur B. Malman                        3,600 (5)            *

Adrian Tennyenhuis                      3,000 (6)            *

All Directors and Executive
Officers as a group (5 persons)        418,362 (7)         31.6%

 * Indicates less than 1% ownership.

(1) Includes 31,667 shares held in joint tenancy with Dr. Stein's wife and 31,500 shares held as trustee of a private trust, as to which Dr. Stein disclaims beneficial ownership. Also includes 3,334 shares issuable upon the exercise of stock options exercisable within 60 days after July 18, 1997.



(2) Includes 168,667 shares held by Albert Investment Associates, L.P. and 44,266 held in discretionary accounts. This information is derived from Form 13D filed with the SEC.
(3) Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 18, 1997.
(4) Includes 3,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 18, 1997.
(5) Includes 100 shares owned by Mr. Malman's wife, as to which Mr. Malman disclaims beneficial ownership, and 2,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 18, 1997.
(6) Includes 3,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 18, 1997.
(7)  See footnotes (1), (3), (4), (5) and (6).


Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Directors, executive officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended March 31, 1997.




                          EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and notes present the compensation provided by the Company during the last three (3) fiscal years to its top three executive officers for the fiscal year ended March 31, 1997.


                         Annual Compensation                     Long-Term Compensation

                                                      Other       Securities
                         Fiscal                       Annual      Underlying    All other
Name and Principal        Year    Salary   Bonus   Compensation     Options    Compensation
Position                  (1)     ($)(2)    ($)       ($)(3)       (#)(4)(5)       ($)
Israel M. Stein, M.D.     1997   185,000     0          0            33,334          0
Chief Executive           1996   185,000     0          0             3,334          0
Officer, President and    1995   185,000     0          0             3,334          0
Treasurer

Adrian Tennyenhuis        1997    99,033     0          0            15,500          0
Senior Vice President     1996    98,568     0          0             3,000          0
of the Company            1995    88,138     0          0             4,000          0
and Managing Director
of Clinical Data
(Australia) Pty. Ltd.

Emile Hugen               1997    88,222     0        26,476         16,000          0
Managing Director         1996   100,822     0        30,257          3,000          0
Vital Scientific NV       1995   105,938     0          0             4,375          0

(1)  The Company's fiscal year ends on March 31 of each year.
(2) Salaries paid in foreign currency are translated into U.S. dollars at the spot rate on the last day of the fiscal year. At March 31,1997 the spot rate was 1.8885 Dutch Guilders and 1.2723 Australian dollars to the U.S. dollar, respectively.
(3) The executive officers named in the Summary Compensation Table did not receive personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the combined salary and bonus reported with respect to each of fiscal years 1997, 1996, and 1995 unless otherwise shown. The amount paid during fiscal year 1996 and 1997 to Mr. Hugen were a contribution to a deferred compensation plan.


(4) The number of securities underlying options have been retroactively restated to reflect the 1 for 3 reverse stock split of December 4, 1996.
(5) The aggregate number of options issued pursuant to the Company's 1991 Stock Option Plan and representing the right to purchase shares of the Company's Common Stock at a fixed price per share (fair market value on the date of the grant) in accordance with the vesting schedule applicable to each option.




Option Grants in Fiscal Year 1997

The following table shows all option granted to each of the named executive officers of the Company during the fiscal year ended March 31, 1997, and the potential value at stock price appreciation rates of 5% and 10% over the four year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission ("SEC") and are intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                 Individual Grants
               Number of   % of Total                                Potential Realizable
               Securities    Options                                Value at assumed Annual
               Underlying  Granted to   Exercise                     Rates of Stock Price
                Options     Employees   or Base                     Appreciation for Option
                Granted     in Fiscal   Price (2)    Expiration            Terms (3)
Name              (1)         Year      ($/Share)       Date           5%          10%
Israel M.        30,000       37.3%      $3.30    Sept. 17, 2002    $21,609      $60,440
Stein, MD

Adrian            2,500       15.5%      $8.25       May 9, 2000      4,445        9,572
Tennyenhuis      10,000                  $3.00    Sept. 17, 2003     12,213       28,462

Emile Hugen       3,000       16.1%      $8.25       May 9, 2000      5,334        1,486
                 10,000                  $3.00    Sept. 17, 2003     12,213       28,462


(1)  Options  were  granted  pursuant to  the  Company's  1991  Stock  Option
     Plan  and  represent  the  right to purchase shares of  the  Company's  Common
     Stock  at  a  fixed  price per share (fair market value on  the  date  of  the grant)  in  accordance with the vesting schedule applicable  to  each  option.
     Options  are  exercisable  in  three annual  installments  commencing  on  the first  anniversary  of the grant, and expire between the  fourth  and  seventh anniversaries of the grant.
(2)  The  exercise  price  per  share is the market  price  of  the  underlying
     Common  Stock  on  the  date  of grant except for  Dr.  Stein  whose  exercise price  is  110%  of  the market price of the underlying Common  Stock  on  the date of grant.
(3)  The  values  shown  are  based on the indicated assumed  annual  rates  of appreciation,  compounded  annually. Actual gains realized,  on  stock  option
     exercises   and   Common   Stock  holdings  are  dependent   on   the   future
     performance   of  the  Common  Stock  and  overall  stock  market  conditions.
     There  can  be  no  assurance that the values shown  in  this  table  will  be achieved.


Aggregated   Option   Exercises  in  Last  Fiscal  Year  and   Fiscal   Year-End
Option Values

The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


                 Number
                   of                   Number of Securities            Value of Unexercised
                 Shares               Underlying Unexercised            In-The-Money Options
                Acquired   Value         Options at Fiscal               at Fiscal Year-End
                   on     Realized           Year End (#)                    ($) (2)
Name            Exercise  ($) (1)     Exercisable    Unexercisable    Exercisable   Unexercisable
Israel M.          --        --          3,334             30,000           --          13,500
Stein, M.D.

Adrian             --        --          3,000             12,500           --           7,500
Tennyenhuis

Emile Hugen        --        --          3,000             13,000           --           7,500

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at March 31, 1997 ($3.75 per share), less exercise price, times the number of options outstanding.



Long-term Incentive Plans - Awards in Last Fiscal Year

The Company maintains no long-term incentive plans for executive officers other than the Company's 1991 Stock Option Plan.


Defined Benefit or Actuarial Plans

The Company maintains no defined benefit or actuarial plans for executive officers.



       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors, consisting of Dr. Baty and Mr. Malman, is responsible for executive compensation decisions as described below. Mr. Malman is a partner of a law firm which provided legal services to the Company during fiscal 1997 and which will provide legal services to the Company in the future. See "REPORT OF THE COMPENSATION COMMITTEE ON COMPENSATION."

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Stock Performance Graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

           REPORT OF THE COMPENSATION COMMITTEE ON COMPENSATION

During  the  fiscal  year  ended  March 31,  1997,  the  Compensation  Committee appointed by the Board of Directors of the Company was responsible for establishing and administering the policies which govern annual salary, bonuses, and long-term incentives. During the fiscal year ended March 31, 1997, the Compensation Committee consisted of two Board members, Messrs. Baty and Malman.

Executive Officer Compensation
Approach and Objectives: The Company's Compensation Committee evaluates, both subjectively and objectively, the Company's financial performance, competitive position, future potential, the individual and group performance of the members of senior management, and compensation levels at comparable companies. In such evaluation, the Compensation Committee reviews data prepared by the Company and employs the business experience of the individual members of the Compensation Committee.

The Compensation Committee has historically established levels of executive remuneration that provide for a base salary intended to allow the Company to hire and retain qualified management. The Compensation
Committee has also approved annual incentive bonuses based on individual and Company performance in order to reward achievement. From time to
time,  the  Company  has  also  granted  stock  options  to  key  employees   to
bring the stockholders' interests more sharply into their focus and to insure that key employees have an interest in the long-term prospects of the Company.

Annual Salary and Bonus Compensation: Officers and other key employees are compensated within salary ranges that are generally based on similar positions  in  companies  of  comparable size and  complexity  to  that  of  the
Company. The annual compensation for each officer is based on a combination of experience, Company and individual performance, general economic conditions, marketplace trends, and other factors deemed important by the Compensation Committee, including the fact that the Company does not offer a defined benefit retirement plan. In addition, consideration is given to salary levels and traditional benefits accorded employees in the part of the world where he or she is employed.

In  fiscal  1997,  after  consideration  of  recommendations  by  the  Company's
Chief Executive Officer, Dr. Stein, other than for himself, the Compensation Committee reviewed and confirmed the compensation for senior management. The salary of the Company's senior management is generally reviewed annually by the Compensation Committee, with the amount of any increases awarded based on aforementioned factors. The Compensation Committee also takes into consideration certain adjustments in salary as required by practice or regulation in the countries in which the Company and its subsidiaries operate.

The   Compensation   Committee  historically  has  determined   the   level   of
bonuses to be awarded to senior management based primarily upon the financial performance of the Company. Under the Company's incentive bonus plan for fiscal 1997 adopted by the Compensation Committee, certain key employees were eligible to receive a bonus based upon base salary and the performance of the Company in comparison to its operating budget. In fiscal 1997, no bonuses were awarded. For fiscal 1998, the Compensation Committee is considering a similar bonus program based upon Company achievement of certain targeted goals.

Long Term Incentives: Currently, stock options are the Company's primary long-term incentive instrument. The size of the awards has historically been based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. All stock options have been granted at exercise prices equal to the market price on the date of grant, become exercisable in three annual installments commencing on the first anniversary of the grant, and generally expire between the fourth and seventh anniversary.

Chief   Executive  Officer  Compensation:  In  determining  the  annual  salary, bonus, and long-term compensation of Dr. Stein, including stock options, the Compensation Committee considered the performance of the Company and the demonstrated leadership he brings to the Company. In addition to the factors considered for other officers and key employees, the Compensation Committee weighs the important role Dr. Stein plays within the Company as its founder, spokesman and Chief Executive Officer. In view of his substantial ownership of the Company's Common Stock, Dr. Stein has not, in the past five fiscal years, been awarded or requested increases in his base compensation. The annual base compensation of Dr. Stein has increased only once since fiscal 1991 and no bonus was awarded Dr. Stein for fiscal 1997.

The    Compensation   Committee   believes   that   the   Company's    executive
compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution is needed for the Company's growth and profitability. The Compensation Committee further believes that bonuses and long-term incentives are an important means to incentivize the Company's overall performance and the individual performances of its senior executives and that bonuses are necessary to keep total compensation competitive with executive compensation at similarly situated companies.


Compensation Committee:                           The Board of Directors:

Gordon B. Baty,Ph.D.                              Israel M. Stein, M.D.
Arthur B. Malman, Esq.                            Gordon B. Baty, Ph.D.
                                                  Arthur B. Malman, Esq.


Stock Performance Graph

Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Market Value - U.S. and Foreign Companies Index and a peer group index that includes companies with SIC Code 3286, Analytical Instruments. This SIC code includes: Beckman Instruments, Inc., Bio Rad Laboratories, Inc., CEM Corp., Hach Co., Millipore Corp., Novitron International, Inc., O.I. Corp., Perkin Elmer Corp., Sepracor Inc., Thermo Optek, and twenty-one other instrument companies. The peer group index was formed on a weighted average basis based on market capitalizations at the beginning of each period for which a return is indicated. Cumulative total return is  measured  assuming  an initial investment of $100  at  March  31,  1992  and
reinvestment   of   dividends   fiscal  year  ending   March   31,   1997.   The
performance and trends depicted in the graph below are not necessarily indicative of actual or likely performance or trends for subsequent or future periods.



            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 AMONG NOVITRON INTERNATIONAL, INC., THE NASDAQ MARKET VALUE INDEX AND A
                               PEER GROUP



A graph appears here which shows at 3/31/97 the Peer Group had $191 return on $100 invested in 3/31/92, the NASDAQ Stock Market Index had a $206 return and Novitron International, Inc. had a $54 return.









         PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The  Board  of  Directors  of  the  Company has appointed  Arthur  Andersen  LLP as  auditors  of  the  Company for the fiscal year ending  March  31,  1998  and further directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended March 31, 1997.

Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The   Board  of  Directors  recommends  that  you  vote  FOR  the  proposal   to
ratify the choice of Arthur Andersen LLP as the Company's auditors.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The law firm of Feltman, Karesh, Major & Farbman, of which Arthur B. Malman, a director of the Company, was a partner, provided legal services to the Company during fiscal 1997.


            STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

Any stockholder proposal intended to be presented for consideration at the Company's 1998 annual meeting of stockholders and included in the
Company's proxy statement, must submit the proposal to the Company so that it is received at the executive offices of the Company not later than April 10, 1998. Any stockholder desiring to submit a proposal should consult applicable regulations of the SEC.


                              OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interests of the Company and its stockholders.




August 11, 1997